EXHIBIT  4

                      INTERNET BUSINESS INTERNATIONAL, INC.
                     2003 EMPLOYEES AND CONSULTANTS PLAN II

1.  Introduction.

INTERNET BUSINESS INTERNATIONAL, INC., a Nevada corporation, (the "Company" or "IBII") hereby establishes the 2003 EMPLOYEES AND CONSULTANTS PLAN II (hereinafter referred to as the "Plan") as of November 4, 2003.

The purposes of the Plan are (a) to provide directors and key employees selected for participation in the Plan with added incentives to continue in the service of IBII; (b) to create in such directors and employees a more direct interest in the success of the operations of IBII by relating compensation to the achievement of long-term corporate economic objectives; (c) to attract and retain directors and key employees by providing an opportunity for investment in IBII; (d) to obtain services for IBII from independent contractors, for services, at reduced compensation or at rates and/or on terms which are otherwise negotiated favorably to IBII, by paying their retainer or fees in the form of shares of the Company's common stock, $0.001 par value per share ("Common Stock").

2.  Definitions.

The  following  terms  shall  have  the  meanings  set  forth  below:

"Board"  means  the  Board  of  Directors  of  the  Company.

"Change  of  Control"  has  the  meaning  set  forth  in  Section  10(a).

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. References to any provision of the Code or rule or regulation thereunder shall be deemed to include any amended or successor provision, rule or regulation.

"Common  Stock"  has  the  meaning  set  forth  in  Section  1.

"Company"  has  the  meaning  set  forth  in  Section  1.

"Delivery  Date"  has  the  meaning  set  forth  in  Section  6.

"Dividend Equivalent" for a given dividend or other distribution means a number of shares of Common Stock having a Fair Market Value, as of the record date for such dividend or distribution, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Board in good faith.

"Effective  Date"  has  the  meaning  set  forth  in  Section  3.

"Exchange  Act"  has  the  meaning  set  forth  in  Section  10(c).

"Fair Market Value" means the mean between the highest and lowest reported sales prices of the Common Stock on the NYSE Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ on the last trading day prior to the date with respect to which the Fair Market Value is to be determined.

"Independent Contractors" shall mean certain third parties, including both individuals and companies, that are neither directors nor key employees of IBII, and who provide certain services to IBII.

"Participant" shall mean key employees, directors, consultants, independent contractors and suppliers of the Company and any of its subsidiaries, as the


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Board  in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Board may designate from time to time to receive stock under the Plan.

"Plan"  shall  mean  this  2003  EMPLOYEES  AND  CONSULTANTS  PLAN II.

3.  Effective  Date  of  the  Plan.

The Plan was adopted by the Board on November 4, 2003 and is effective as of the same ("Effective Date").

4.  Eligibility.

Participants shall be those persons, who in the judgment of the Board, are performing, or will perform, vital services in the management, operation, and development of IBII and contribute significantly, or are expected to contribute significantly, to the achievement of long-term corporate economic objectives, and/or, in the case of consultants, independent contractors or suppliers furnish services to IBII at reduced rates or on other terms which are significantly favorable to IBII.

Each issuance of shares of Common Stock pursuant to the Plan shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Company and a Participant, if such an agreement is required by the Company to assure compliance with all applicable laws and regulations.

5.  Grants  of  Shares.
Commencing on the Effective Date, Participants shall be eligible to receive shares of Common Stock pursuant to this Plan at the issuance price $0.0010 per Share.

6.  Delivery  of  Shares.

(a)  The  shares  of  Common  Stock  shall  be delivered in accordance with this
Section 6 as soon as practicable (the "Delivery Date"). If, the number of shares so delivered includes a fractional share, then such number shall be rounded to the nearest whole number of shares. If any such shares are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant's estate or legal guardian, as the case may be. References to a Participant in this Plan shall be deemed to refer to the Participant's estate or legal guardian, where appropriate.

(b) The Company may, but shall not be required to, create a grantor trust or utilize an existing grantor trust (in either case, "Trust") to assist it in accumulating the shares of Common Stock needed to fulfill its obligations under this Section 6. However, Participants shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under the Plan shall be as general creditors of the Company, unaffected by the existence or nonexistence of the Trust, except that deliveries of Common Stock under the Plan to Participants from the Trust shall, to the extent thereof, be treated as satisfying the Company's obligations under this Section 6.

7.  Share  Certificates;  Voting  and  Other  Rights.

The certificates for shares delivered to a Participant pursuant to Section 6 above shall be issued in the name of the Participant, and from and after the date of such issuance the Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his or her name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.

8.  General  Restrictions.

(a) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(i) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, upon the advice of counsel, deem necessary or advisable; and


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(ii)  Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Board shall, after receiving the advice of counsel, determine to be necessary or advisable.

(b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

9.  Shares  Available.

Subject to Section 10 below, the maximum number of shares of Common Stock, which may in the aggregate issued pursuant to the Plan is Forty Million (40,000,000) Shares of Common Stock. The Plan shares may be taken from treasury shares of the Company or purchased on the open market.

10.  Adjustments;  Change  of  Control.

(a) In the event that there is, at any time after the Board adopts the Plan, any change in corporate capitalization, such as a stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, or recapitalization, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other extraordinary distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company (each of the foregoing a "Transaction"), in each case other than any such Transaction which constitutes a Change of Control (as defined below), (i) the number and kind of shares or other property subject to the Plan shall be appropriately adjusted to reflect the effectiveness of any such Transaction and (ii) the Board shall appropriately adjust any other relevant provisions of the Plan and any such modification by the Board shall be binding and conclusive on all persons.

(b) In lieu of the adjustment contemplated by this Section 10, in the event of a Change of Control, the following shall occur on the date of the Change of
Control:  (i)  the  Plan  shall  be  terminated.

(c) For purposes of this Plan, Change of Control shall mean any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (a) the then outstanding shares of common stock of the Company ("Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of
Control: (a) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (d) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described herein of this Section 10 are satisfied; or (ii) Individuals who, as of the date hereof, constitute the Board of the Company (as of the date hereof, "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) Approval by the shareholders of the Company of a reorganization, merger, binding share exchange or consolidation, unless, following such reorganization, merger, binding share exchange or consolidation (a) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the


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Outstanding  Company  Common  Stock  and  Outstanding  Company Voting Securities
immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

(iv) Approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (x) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

11.  Administration;  Amendment  and  Termination.

(a) The Plan shall be administered by the Board of the Directors or a committee of the Board ("Board"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable. (b) The Board may from time to time make such amendments to the Plan, including to preserve or come within any exemption from liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as it may deem proper and in the best interest of the Company without further approval of the Company's stockholders, provided that, to the extent required under Nevada law or to qualify transactions under the Plan for exemption under Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be adopted without further approval of the Company's stockholders and, provided, further, that if and to the extent required for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be made more than once in any six (6) month period that would change the amount, price or timing of the grants of Common Stock hereunder other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder. (c) The Board may terminate the Plan at any time by a vote of a majority of the members thereof.

12.  Miscellaneous.

The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to the Plan, that a Participant make arrangements satisfactory to the Board for the withholding of any taxes required


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by  law  to be withheld with respect to the issuance or delivery of such shares, including without limitation by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Participant, or by a cash payment to the Company by the Participant.

13.  Governing  Law.

The Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Nevada.

                                           INTERNET BUSINESS INTERNATIONAL, INC.
                                           /s/  Albert  R.  Reda
                                           Albert  R.  Reda


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